EXHIBIT 21


                               AGL RESOURCES INC.
                 FORM 10-K FOR THE YEAR ENDED SEPTEMBER 30, 1997


Subsidiaries of the Registrant

         AGL Resources has five active wholly owned subsidiaries and ten active second tier subsidiaries. AGL Resources' wholly owned subsidiaries are: Atlanta Gas Light Company; AGL Resources Service Company; AGL Energy Services, Inc.; AGL Investments, Inc.; and The Energy Spring, Inc.

         Each of AGL Resources, its five active wholly owned subsidiaries and the ten active second tier subsidiaries are Georgia corporations with the exception of Chattanooga Gas Company which is a Tennessee corporation. Following is a listing of the first tier subsidiaries and their related second tier subsidiaries:

Atlanta Gas Light Company:

         Chattanooga Gas Company

AGL Energy Services, Inc.

         Georgia Gas Company

AGL Investments, Inc.

         AGL Consumer Services, Inc.
         AGL Energy Wise Services, Inc.
         AGL Gas Marketing, Inc.
         AGL Power Services, Inc.
         AGL Propane, Inc.
         Georgia Energy Company
         Trustees Investments, Inc.

The Energy Spring, Inc.

         TES, Inc.

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